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                                                                Exhibit 99.LA


                [LETTERHEAD OF PALMER & DODGE LLP APPEARS HERE]

Telephone: (617) 573-0100                            Facsimile: (617) 227-4420


                                 May 13, 1997

Medallion Financial Corp.
205 East 42nd Street
New York, NY  10017

     Re: Registration Statement on Form N-2

Dear Sirs:

     We are rendering this opinion in connection with the Registration Statement on Form N-2 (the "Registration Statement") filed by Medallion Financial Corp. (the "Company") with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Registration Statement relates to up to 575,000 shares of the Company's Common stock, $0.01 par value per share (the "Shares") registered in addition to the 4,025,000 shares registered under the Company's registration statement (File No. 333-24877). We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

     We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings of the Board of Directors and committees thereof in connection with the authorization, issuance and sale of the Shares (the "Resolutions"). We have examined such other documents as we consider necessary to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor at the price determined pursuant to the Resolutions, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Validity of the Shares" in the Prospectus filed as part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                   Very truly yours,

                                                   /s/ Palmer & Dodge LLP

                                                   Palmer & Dodge LLP